848 Putnam OHIO Tax Exempt Income Fund
11/30/04 SEMI Annual

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended November 30, 2004, Putnam Management
has assumed $3,039 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	Class A	2,938
		Class B	508

72DD2	Class M	15

73A1		Class A	.173279
		Class B	.143603

73A2		Class M	.159793

74U1		Class A	16,884
		Class B	3,377

74U2		Class M	95

74V1		Class A	9.10
		Class B	9.09

74V2		Class M	9.11